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                                  FORM 8-A/A

                      Securities and Exchange Commission
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         KENT ELECTRONICS CORPORATION
            (Exact name of registrant as specified in its charter)


                TEXAS                                   74-1763541
(State of incorporation or organization) (I.R.S. Employer Identification Number)

           7433 HARWIN DRIVE                              77036
            HOUSTON, TEXAS                             (Zip Code)
(Address of principal executive officers)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                   Name of each exchange on which
     to be so registered                     each class is to be registered

     4 1/2 % CONVERTIBLE                     NEW YORK STOCK EXCHANGE, INC.
SUBORDINATED NOTES DUE 2004

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [X]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's 4 1/2% Convertible Subordinated Notes Due 2004 (the "Notes") set forth under the caption "Description of Notes" in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-34045) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on September 15, 1997, is incorporated herein by reference. In addition, the description of the Notes under the caption "Description of Notes" in the Registrant's Prospectus included in the Registration Statement, as supplemented by the addition of information contained in such Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, will be deemed to be incorporated by reference in this Registration Statement on Form 8-A/A from the date of filing of such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS.

1   --   Amended and Restated Articles of Incorporation of Kent Electronics
         Corporation. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-20265) filed with the Commission on January 23, 1997.

2   --   Certificate of Designation, Preferences and Rights of Series A
         Preferred Stock. Incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

3   --   Amended and Restated Bylaws of Kent Electronics Corporation.
         Incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1996.

4   --   Form of Indenture between Kent Electronics Corporation, as issuer, and
         Texas Commerce Bank National Association, as Trustee, including the form of Note. Incorporated by reference to Exhibit 4.4 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-34045) filed with the Commission on September 15, 1997.

5   --   Specimen stock certificate for the Common Stock of Kent Electronics
         Corporation. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the Commission April 19, 1991.

6   --   Rights Agreement dated as of May 14, 1990 between Kent Electronics
         Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated May 14, 1990.

7   --   First Amendment to Rights Agreement dated as of May 14, 1990 between
         Kent Electronics Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended March 28, 1992.

                                      -2-
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 18th day of September, 1997.


                                  KENT ELECTRONICS CORPORATION


                                  By: /s/ STEPHEN J. CHAPKO
                                      -------------------------------
                                      Stephen J. Chapko
                                      Executive Vice President, Chief
                                      Financial Officer, Treasurer and Secretary